UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTUS POWER, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALTUS POWER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2023
We are pleased to notify you that we will hold our 2023 Annual Meeting of Stockholders on May 22, 2023, at 10:00 a.m. Eastern Time, in a virtual meeting format at https://www.cstproxy.com/altuspower/2023 for the following purposes:

1.	To elect two (2) directors, each to serve until the 2026 annual meeting of our stockholders;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.
Our board of directors (our "Board") has established the close of business on March 28, 2023 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (by remote communication or by proxy), as detailed further in this Proxy Statement, if our stock records show that you owned our common stock at that time.
A list of stockholders will be available at our headquarters at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902 for a period of at least ten (10) days prior to our 2023 Annual Meeting. A list of stockholders will also be available electronically on the virtual meeting website during the meeting.
Our 2023 Annual Meeting will be conducted in a virtual-only format. Our Board believes that a virtual meeting enables increased stockholder accessibility, while allowing for meeting efficiency and reduced costs. You will be able to attend our 2023 Annual Meeting online, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/altuspower/2023. Details regarding how to attend the 2023 Annual Meeting online are more fully described in this Proxy Statement.
Whether you plan to attend the 2023 Annual Meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote via the Internet or by mail. You are urged to vote in accordance with the instructions set forth in this Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the control number included with the Notice of Internet Availability of Proxy Materials, on your proxy card, or the instructions that accompany your proxy materials to attend our 2023 Annual Meeting virtually via the Internet.
Thank you for your continued support of Altus Power, Inc. We look forward to seeing you at the 2023 Annual Meeting.

ALTUS POWER, INC.

/s/ Gregg Felton
Gregg Felton
Co-Founder and Co-Chief Executive Officer
April 12, 2023
Stamford, Connecticut

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2023:
The proxy statement, annual report and form of proxy card are available at
https://investors.altuspower.com/

TABLE OF CONTENTS

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OF
ALTUS POWER, INC.
TO BE HELD MAY 22, 2023
INTRODUCTION
The board of directors of Altus Power, Inc. (our “Board”) is soliciting proxies from stockholders for its use at the 2023 annual meeting of stockholders (the “Annual Meeting”), and at any adjournment or adjournments thereof. The Annual Meeting is scheduled to be held on May 22, 2023, at 10:00 a.m. Eastern Time, in a virtual-only format at https://www.cstproxy.com/altuspower/2023.
This Proxy Statement relates to the solicitation of proxies by our Board for use at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The Securities and Exchange Commission’s e-proxy rules permit companies to post their proxy materials on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to stockholders. On or about April 12, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting informing them that our Proxy Statement, Annual Report for the fiscal year ended December 31, 2022 (the “Annual Report”) and voting instructions are available online. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request to receive paper copies of the proxy materials. This process allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner.
Our Proxy Statement, Proxy Card and Annual Report are available at https://investors.altuspower.com.
INFORMATION ABOUT THE MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:

1.	To elect two (2) Class II directors, each to serve until the 2026 annual meeting of our stockholders;
2.	To ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on March 28, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments) if our records show that you owned our Class A common stock, par value $0.0001 per share, (our “Class A common stock”), at that time. As of the record date, 158,987,942 shares of our Class A common stock were issued and outstanding held by approximately 41 registered stockholders of record, and 1,207,500 shares of our Class B common stock, par value $0.0001 per share, (our “Class B common stock”), were issued and outstanding, held by approximately seven (7) registered stockholders of record. Each issued and outstanding share of Class A common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting. The holders of Class B common stock are not entitled to vote on any matters expected to come before the Annual Meeting. Each issued and outstanding share of Class A common stock can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the Annual Meeting at https://cstproxy.com/altuspower/2023.
Voting Shares That You Hold In Your Name
There are three methods by which you may vote shares that you hold in your name in connection with the Annual Meeting:
•VOTE BY INTERNET - https://www.cstproxy.com/altuspower/2023. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2023. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL - If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope provided or mail it to Continental Proxy Services, 1 State Street, New York, NY 10004.
•VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING - See “Attending the Annual Meeting”, below.

Virtual Meeting
To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, will need the control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the Annual Meeting 15 minutes before the start time of 10:00 a.m. Eastern Time, on May 22, 2023. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time, on May 22, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted on the virtual stockholder meeting log in page.
We are committed to ensuring that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/altuspower/2023. We will try to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at https://www.cstproxy.com/altuspower/2023.
Attending the Annual Meeting
The Annual Meeting will be held entirely online at https://www.cstproxy.com/altuspower/2023. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at https://www.cstproxy.com/altuspower/2023.
•Questions regarding how to attend and participate via the Internet will be answered by calling (917) 262-2373 on the day before the Annual Meeting and the day of the 2023 Annual Meeting.
•Please have your control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•The meeting webcast will begin promptly at 10:00 a.m. Eastern Time.
•We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Webcast replay of the Annual Meeting will be available until the sooner of May 22, 2024 or the date of the next annual meeting of stockholders to be held in 2024.
Technical Assistance for the Annual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposal 1 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1, to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal.
Your Voting Options on Each of the Proposals
If you hold shares of our Class A common stock, you may vote “for all”, “withhold all” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote) or “for all except” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote for the stricken nominee) with respect to the election of each nominee for Class II director (Proposal 1).
If you hold shares of our Class A common stock, you may vote “for,” “against” or “abstain” with respect to the proposal on the ratification of the appointment of Deloitte (Proposal 2).
If any other matter is presented at the Annual Meeting, your proxy provides that your shares of our Class A common stock, if eligible to vote on such matter, will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Our Board’s Voting Recommendations
Our Board recommends that you vote, as applicable:
•FOR the election as director of each of the two (2) individuals named as the Board’s nominees for Class II director in this Proxy Statement (Proposal 1); and
•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2).
If any other matter is properly brought before the Annual Meeting, the Company - through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy - will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
If you are a holder of our Class A common stock, you are entitled to cast one vote per share for each of the two (2) nominees for election as Class II directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee). Election of Class II directors shall be determined by a plurality of the votes cast in respect of the shares of Class A common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the Class II director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected.
With respect to each nominee, stockholders have the option to vote “for” either both nominees by choosing to vote “for all,” for one nominee by choosing to vote “for all except” and striking through the name of the nominee for whom they wish not to vote, or to vote against both nominees by choosing “withhold all” or for an individual nominee by choosing “for all except” and striking through the name of the nominee for whom they wish to withhold authority. Withheld votes will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a stockholder will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.
A majority of the votes cast in respect of the shares of Class A common stock present in person (including virtually) or represented by proxy at the Annual Meeting will approve: (i) the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and (ii) all other matters that arise at the Annual Meeting. Only “for” and “against” votes will affect the outcome. Abstentions will have no effect on the ratification of the appointment of Deloitte as our independent registered public accounting firm. This is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Please note, however, that because the vote on the ratification of Deloitte is advisory in nature and our Board and the audit committee will consider the results of the vote, but such results will not be binding upon our Board or our audit committee.
Quorum
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote of Class A common stock with respect to Proposal 1 and Proposal 2 is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
Voting on Possible Other Matters
We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this Proxy Statement, be presented for consideration or action by our stockholders at our Annual Meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our third amended and restated certificate of incorporation or second amended and restated bylaws or applicable laws or regulations require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
•reduced disclosure about our executive compensation arrangements;
•exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and
•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.235 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K with the Securities and Exchange Commission (the “SEC”) or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation, among other scaled requirements.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of eight (8) directors. In accordance with the terms of our third amended and restated certificate of incorporation and second amended and restated bylaws, our Board is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms, and a Class B director, to serve a one-year term, except for such director’s initial term. The Class I directors, Richard N. Peretz, Diane D. Brink and Sarah E. Coyne, have terms expiring at the 2025 annual meeting of stockholders, the Class II directors, Christine R. Detrick and Robert M. Horn, have terms expiring at the Annual Meeting, and the Class III directors, Lars R. Norell and Gregg J. Felton, have terms expiring at the 2024 annual meeting of stockholders. William Concannon is the Class B director with a term expiring at this Annual Meeting. At each annual meeting of stockholders, the successors to Class I, Class II or Class III directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating the two (2) current Class II directors listed below for re-election. If re-elected, each of these two (2) Class II nominees will serve on our Board until the 2026 annual meeting, or until his or her successor is duly elected and qualified in accordance with our third amended and restated certificate of incorporation and second amended and restated bylaws, or his or her earlier death, resignation or removal.
At each annual meeting of stockholders, the successor to the Class B director whose term then expires will be elected to serve from the time of election and qualification until the next annual meeting following the election so long as there is an election of directors at such meeting. The majority of the holders of our Class B common stock consented to the re-election of William Concannon as the Class B director effective as of the date of the Annual Meeting to serve on our Board until the 2024 annual meeting, or until his or her successor is duly elected and qualified in accordance with our third amended and restated certificate of incorporation and second amended and restated bylaws, or his or her earlier death, resignation or removal.
Below is certain information concerning our Board’s nominees for election at Annual Meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected as a director of the Company.
Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the boards of directors of the Company’s subsidiaries that are not required to be described by this Proxy Statement and which are therefore not identified in the information below.

Elsewhere in this Proxy Statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.
Required Vote of Stockholders
Election of Class II directors shall be determined by a plurality of the votes cast in respect of the shares of Class A common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, and the Class II director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected.
With respect to each nominee, Class A stockholders have the option to vote “for” both of the nominees, “withhold” their vote from both of the nominees or “withhold” their vote from any one of the nominees by choosing to vote “for all except” and striking through the name of the individual nominee for whom they wish to withhold authority. Withheld votes and broker non-votes will not affect the outcome of the vote on Proposal 1.
Our Board recommends that you vote FOR the two (2) of the Class II nominees named below.
The following persons have been nominated for election to our Board:

Name	Year First Elected as Director	Position
Christine R. Detrick	2021	Director
Robert M. Horn	2021	Director

Christine R. Detrick, age 64, has served as the Chairperson of our Board since December 9, 2021. From 2002 until 2012, Ms. Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., including as Leader of the Global Financial Institutions group and a member of the board of management and board of directors. Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institutions and served as the chief executive officer of St. Louis Bank for Savings and was a consultant at McKinsey and Company earlier in her career. Ms. Detrick currently serves on the board of Capital One Financial Corporation and is a member of its audit committee and its risk committee. Ms. Detrick served on the board of Reinsurance Group of America, a publicly traded reinsurance company, and served as chair of the nominating and governance committee, until its annual meeting of shareholders May 25, 2022. Ms. Detrick also serves as chair of the board of directors of Hartford Mutual Funds, a mutual fund company, and is chair of its contracts committee and a member of its nominating and governance committee and on the board of Charles River Associates, a public management consulting firm, and is a member of its nominating and governance committee and a member of its compensation committee. She also previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of its compensation committee. She received her B.S. in Economics from the Wharton School of the University of Pennsylvania. Ms. Detrick is well-qualified to serve on our Board due to her extensive background in corporate governance, management consulting, industry experience and board experience. Ms. Detrick is a Class II director, whose term expires at the Annual Meeting.
Robert M. Horn, age 41, has served as a member of our Board since December 9, 2021. Mr. Horn joined Blackstone Credit (previously GSO Capital Partners) in 2005 and is Co-Head of Energy Investing for Blackstone Credit, where he leads the firm’s investment activities in renewable energy and sustainable resources. Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. In addition, Mr. Horn sits on the investment committees for Blackstone Credit’s structured products, performing credit, distressed credit, and energy funds. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. He earned his Bachelor of Commerce with honors from McGill University. Mr. Horn is well-qualified to serve on our Board due to his investment and mergers and acquisitions experience as well as his background in ESG and overall business acumen. Mr. Horn is a Class II director, whose term expires at the Annual Meeting.
Continuing Members of the Board of Directors
The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Gregg J. Felton, age 51, has served as a member of our Board since December 9, 2021. Mr. Felton is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2013. Previously, Mr. Felton was a partner of Goldman Sachs and the Chief Investment Officer of the Credit Alternatives platform at Goldman Sachs Asset Management, where he oversaw hedge funds as well as several private credit vehicles, mutual funds, and separate accounts aggregating over $5 billion. Prior to joining Goldman Sachs, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut. He led Amaranth’s global corporate credit investment team from 2000 to 2006. Before joining Amaranth, he was a vice president at Chase Manhattan Bank. Mr. Felton earned his Bachelor of Arts in Economics from Tufts University and a J.D. and M.B.A. from the Georgetown University Law Center and School of Business, respectively. Mr. Felton is well-qualified to serve on our Board due to his business acumen, transactional experience and investment banking and structured finance experience. Mr. Felton is a Class III director, whose term expires at the 2024 annual meeting of stockholders.
Lars R. Norell, age 52, Mr. Norell has served as a member of our Board since December 9, 2021. Mr. Norell is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2009. Previously, Mr. Norell was a Principal and Managing Director at Cohen & Company where he served as Head of Capital Markets and subsequently led the Alternative Assets effort. Prior to joining Cohen & Company in February of 2006, Mr. Norell was a Managing Director and Co-Head of US Structured Credit Products at Merrill Lynch. Before that he was a Vice President and investment banker in the Credit Products Group at Credit Suisse. Mr. Norell currently serves on the board of directors of EDLY Inc., a marketplace for income share agreements. Mr. Norell began his career as an attorney at Cadwalader, Wickersham & Taft in 1998. Mr. Norell earned his BSBA from the International University of Monaco in France and a J.D. from the University of Virginia School of Law. Mr. Norell is well-qualified to serve on our Board due to his capital markets and finance experience, as well as his analytical, strategic and leadership skills. Mr. Norell is a Class III director, whose term expires at the 2024 annual meeting of stockholders.
Richard N. Peretz, age 61, has served as a member of our Board since December 9, 2021. From 2015 until he retired in February 2020, Mr. Peretz was the Chief Financial Officer of United Parcel Service, Inc. (“UPS”). Prior to that, Mr. Peretz served in multiple roles at UPS for over 30 years, including as Controller and Treasurer, along with leading the mergers and acquisitions group from 2007 to 2015. Mr. Peretz also serves on the board of directors of Tribe Capital Growth Corp. I. and serves as chair of the audit committee for the company. He also serves on the board of directors for Semper Paratus Acquisition Corp. Mr. Peretz earned his Bachelor of Business Administration from the University of Texas at San Antonio and his Master's in Business Administration from Emory University. Mr. Peretz is well-qualified to serve on our Board due to financial expertise and his experience servicing on other public company audit committees. Mr. Peretz is a Class I director, whose term expires at the 2025 annual meeting of stockholders.
Diane D. Brink, age 64, has served as a member of our Board since January 24, 2023. Ms. Brink also serves on the board of directors of each of Belden, Inc. and Indie Semiconductor, Ms.

Brink is a Senior Fellow and an Adjunct Professor of Marketing at the Kellogg School of Management, Northwestern University. Previously, Ms. Brink enjoyed a 35-year career at International Business Machines Corporation, which culminated with her role as Chief Marketing Officer for Global Technology Services (GTS) where she had worldwide responsibility for the product portfolio. Ms. Brink’s market-centric approach led to the redesign of the legacy infrastructure services business to a cloud-based, analytics driven services model, establishing market leadership in cloud computing, security, resiliency and mobility. Ms. Brink holds an MBA in Finance from Fordham University and a B.S. in Computer Science from Stony Brook University. Ms. Brink is well-qualified to serve on our Board due to her corporate governance, business and marketing experience and her experience serving on other public company boards. Ms. Brink is a Class I director, whose term expires at the 2025 annual meeting of stockholders.
Sarah E. Coyne, age 31, has served as a member of our Board since December 9, 2021. Ms. Coyne is currently a Partner at ValueAct Capital, an investment manager. At ValueAct Capital, Ms. Coyne is responsible for evaluating investment opportunities and managing a diverse portfolio of investments and has been with the firm since 2017. Prior to ValueAct, she served as Associate in the Technology, Media & Telecommunications private equity group at KKR & Co. Inc., from 2015 to 2017, and before that, a member of the Technology, Media & Telecommunications investment banking group at Goldman Sachs & Co. LLC, from 2013 to 2015. Ms. Coyne received a B.S. from the University of Pennsylvania’s Wharton School of Business. Ms. Coyne is well-qualified to serve on our Board due to her business, investments and finance experience. Ms. Coyne is a Class I director, whose term expires at the 2025 annual meeting of stockholders.
William F. Concannon, age 67, has served as our Board’s Class B director since December 9, 2021. Mr. Concannon is CBRE’s Global Group President, Clients and Business Partners. He drives the firm’s engagement strategy for CBRE’s largest occupier and investor clients, as well as key strategic partners. He has been with CBRE since its acquisition of the Trammell Crow Company in 2006. Before assuming his current role, he served as Global CEO of CBRE’s GWS business segment, a global, integrated, full-service real estate outsourcing business serving the world’s largest real estate occupiers. He serves on the board of Charles Rivers Associates (NASDAQ: CRAI). Mr. Concannon received a B.S. in Accounting from Providence College. Mr. Concannon was the first real estate professional inducted into the International Association of Outsourcing Professionals’ Outsourcing Hall of Fame. Mr. Concannon is well-qualified to serve on our Board due to his leadership and strategy skills, his business acumen and commercial real estate experience. Mr. Concannon is the Class B director, whose term expires at the 2024 annual meeting of stockholders.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee.
Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.
On December 9, 2021, following the Company’s merger with CBRE Acquisition Holdings, Inc., Mr. Felton, Mr. Norell, Ms. Detrick, Mr. Peretz, Ms. Daley, Mr. Horn, and Ms. Coyne were elected to serve as directors of the Company, and Mr. Concannon was elected to serve as the Class B director of the Company. Ms. Daley resigned from our Board on January 18, 2023 and Diane D. Brink was appointed to fill the vacancy on January 24, 2023.
Composition of the Board
We have a classified Board, with three directors in Class I (Richard N. Peretz, Diane D. Brink and Sarah E. Coyne), two directors in Class II (Christine R. Detrick and Robert M. Horn) and two directors in Class III (Lars R. Norell and Gregg J. Felton). In addition, William F. Concannon serves as the Class B director.
Board Leadership Structure
Currently, the role of Chairperson of the Board is separated from the role of the Co-Chief Executive Officers. We believe that separating these positions allows our Co-Chief Executive Officers to focus on our day-to-day business, while allowing the Chairperson to lead the Board in his or her fundamental role of providing advice to, and independent oversight of management. Our Board recognizes the time, effort, and energy that the Co-Chief Executive Officers are required to devote to their position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as the Board’s oversight responsibilities continue to grow. While our second amended and restated bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Director Independence
The New York Stock Exchange (“NYSE”) listing standards require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors.” An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Christine R. Detrick, Richard N. Peretz, Diane D. Brink, Robert M. Horn and Sarah E. Coyne are independent directors under the NYSE listing standards. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. [In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of the members of the audit committee of our Board, Richard N. Peretz, Sarah E. Coyne and Diane D. Brink are independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with the Company and all other facts and circumstances that the Board deemed relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director (and related entities) and certain transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”
Committees and Attendance
Our Board held five (5) meetings during 2022. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).
In addition to regular meetings of our Board, the Company’s independent directors typically meet in executive sessions without management participation after each Board meeting.
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.
Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Because of the role of the Board and its committees in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of regulatory risks, compliance risks, and the risks relating to our operations. Our Board believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
Audit Committee
Richard N. Peretz, Sharon R. Daley and Sarah E. Coyne were the members of our audit committee during fiscal year 2022. Mr. Peretz is the chairperson of our audit committee. Ms. Daley resigned from the Board, audit committee and compensation committee on January 18, 2023 and Ms. Brink was appointed to fill each of those vacancies on January 24, 2023. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance requirements and the independence requirements of Rule 10A-3 of the Exchange Act. Richard N. Peretz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial literacy requirements of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm. The audit committee is also responsible for oversight of general compliance and overall enterprise risk assessment and risk management as well as reviewing any related party transactions and other potential conflict of interest situations on an ongoing basis.
The audit committee’s responsibilities also include:
•monitoring our tax risk posture, including tax planning and compliance practices;
•reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing and discussing with management and our independent registered public accounting firm our earnings releases;
•monitoring compliance with our code of business conduct and ethics;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints and concerns;
•overseeing the integrity of our information technology systems, processes and cybersecurity; and

•reviewing and approving the internal audit function’s annual audit plan and all major changes to the plan; reviewing and discussing with the internal auditors the scope, progress and results of executing the internal audit plan; and receiving reports on the status of significant findings and recommendations as well as management’s responses.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our Board adopted a written charter for the audit committee, which is available on our website at https://investors.altuspower.com.
During the fiscal year ended December 31, 2022, the Company’s audit committee met five (5) times, with all members of the audit committee attending at least 75% of such meetings. The report of the audit committee is included in this Proxy Statement under “Report of the Audit Committee.”
Compensation Committee
Sharon R. Daley, Richard P. Peretz and Robert M. Horn were the members of our compensation committee during fiscal year 2022. Ms. Daley resigned from the Board, audit committee and compensation committee on January 18, 2023 and Ms. Brink was appointed to fill each of those vacancies on January 24, 2023. Ms. Brink was also appointed Chairperson of the compensation committee. The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) once applicable, preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The compensation committee’s responsibilities also include:
•establishing and administering our equity and other incentive plans and reviewing our benefit plans;
•reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•conducting the independence assessment outlined in the rules of the NYSE with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee; and
•reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards.

Our Board adopted a written charter for the compensation committee, which is available on our website at https://investors.altuspower.com.
During the fiscal year ended December 31, 2022, the Company’s compensation committee met five (5) times, with all members of the compensation committee of the Company attending at least 75% of such meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Christine R. Detrick, who serves as chairperson, Richard N. Peretz and Sarah E. Coyne. The purpose of the nominating and corporate governance committee is to carry out the responsibilities delegated by the Board relating to the nominations process and procedures and the development and maintenance of the Company’s corporate governance policies.
The nominating and corporate governance committee’s responsibilities also include:
•identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;
•identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•overseeing the process for annual evaluations of the performance of our Board and its committees;
•reviewing and recommending to the Board corporate governance principles applicable to us;
•providing for new director orientation and continuing education for existing directors on a periodic basis;
•reviewing and discussing with management disclosure of our corporate governance practices, including information regarding the operations of the committees of our Board, director independence and the director nominations process for inclusion in our annual report or proxy statement, as applicable;
•reviewing our strategies, activities and policies regarding environmental, social and governance-related matters;
•considering any questions of possible conflicts of interest of members of the Board; and
•overseeing succession planning.

Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://investors.altuspower.com.
During the fiscal year ended December 31, 2022, the Company’s nominating and corporate governance committee met four (4) times, with all members of the nominating and corporate governance committee of the Company attending at least 75% of such meetings.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website at https://investors.altuspower.com. Information contained on or accessible through the website is not a part of this Proxy Statement, and the inclusion of the website address in in this Proxy Statement is an inactive textual reference only.
We have also adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are available on our website at https://investors.altuspower.com.
Our Board has also adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors, other than non-employee directors that elect not to receive compensation in connection with their service as non-employee directors. See the section titled, “Executive Compensation—Other Compensation Policies—Stock Ownership Guidelines.”
Commitment to Environmental, Social and Governance Leadership
Altus Power was founded to change modern power generation and consumption patterns. Our mission to create a clean electrification ecosystem that can provide renewable energy to every business, home and electric vehicle is intrinsically linked to clean, renewable power as the foundation for a sustainable future.
We believe that leadership in environmental, social and governance (“ESG”) practices is central to accomplishing our mission, so we continually take steps to isolate and address the environmental and social risks of our operations and products. To this end, our management has established a corporate social responsibility committee that is dedicated to improving the sustainability practices throughout the Company. Our team is passionate about empowering communities and businesses to accelerate the global energy transition while also doing everything we can to foster a diverse, inclusive, and innovative corporate culture at Altus Power.

Our sustainability efforts are organized into the three ESG pillars: Environmental, Social and Governance. We report how we oversee and manage ESG factors in an annual sustainability report, which can be found by visiting https://www.altuspower.com/esg.
Environmental
Our Environmental Pillar illustrates how we are committed to providing clean, affordable energy to our customers; maintaining robust environmental management safeguards that protect the environment and communities we build in, and by striving for carbon-neutral corporate operations. Understanding the wider environmental impacts of our investing and operating decisions through integration of clear, actionable, and measurable sustainability practices across our business units will help us in building community and infrastructure resilience and sustainability.
The solar arrays that we build and maintain will produce clean and affordable energy for years to come, displacing utility power generated from fossil fuels and directly enabling households and corporations to reduce their own carbon footprint. Altus is empowering our residential and corporate customers, partners, and communities to reach their sustainability goals.
In addition to empowering others on their sustainability journey, it is equally important that we consider the environmental impacts of our own business. We strive to be industry leaders in environmental stewardship. We maintain a robust environmental management program to ensure we protect the environment in the communities where we build and are implementing strategies to address the emissions involved with building a solar project. Whenever possible, Altus partners with businesses to provide North American manufactured solar panels. Finally, we are developing processes to measure and track the Scope 1, Scope 2, and material Scope 3 carbon emissions from our business.
Social
Our Social Pillar is committed to enriching the communities in which we live, work, and serve. By building a diverse and inclusive work force and ensuring a safety-first workplace for our employees, we work towards protecting the interests of all our stakeholders.
We continue to invest into building our team. With high aspirations for growing the business we have also focused on growing the team. In expanding our team, our priority was attracting a diverse group of talented individuals across the United States. We recognize that our Company’s resiliency is strengthened by our differences. Having a diverse and inclusive workplace is critical to the innovation and development of new ideas. This foundation is essential for us to meet our business objectives, and translates into our commitment to diversity, equity and inclusion. We are focused on attracting and hiring diverse candidates, developing and mentoring our employees, and retaining and challenging our talented individuals as they grow at Altus.

Governance
Our Governance Pillar is focused on adhering to the highest standards of corporate governance. Altus Power maintains a comprehensive governance framework that builds transparency, accountability, regulatory compliance, risk management, and responsible management into all our business endeavors. We believe that strong governance is the foundation on which all resilient and successful companies are built. We consistently strive for the highest standards of ethical business conduct and the continued development of strong and resilient governance practices. Our Board oversees senior management in the ethical operation of the company to ensure actions taken are in the best interest of shareholders and stakeholders. Through guidance from our Board and the internal corporate social responsibility committee, we reinforce senior leadership alignment on ESG strategy across each of our business units.
All of our actions and each of our ESG pillars are underpinned by the goal of driving the clean energy transition of our customers across the United States.
Director Nomination Process
Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates includes consideration of a range of diversity perspectives, including, but not limited to, professional and personal background, experience, strategic thinking, relevant skills, business and operations expertise, relevant knowledge and length of service.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skillset and specific experience desired of our Board as a whole.
Stockholders have the right under our second amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and the rules and regulations thereunder and of the NYSE. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s second amended and restated bylaws. Such nomination information should be submitted to: Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serve, or in the past year have served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.
Communication with Directors
Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to Board of Directors, Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis, if circumstances warrant, or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
Director Attendance at Annual Meeting
Each director who is up for election at the Annual Meeting of Stockholders or who has a term that continues after the Annual Meeting is expected to attend the Annual Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 10, 2023 by:
•each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
•each of the Company’s executive officers and directors; and
•all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Company stock is based on 158,989,953 shares of Class A common stock and 1,006,250 shares of Class B common stock, the "Alignment Shares"), issued and outstanding as of April 10, 2023.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of our common stock beneficially owned by them. Further, unless otherwise noted, the business address of each of the executive officers and directors of Altus is c/o Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, Connecticut 06902.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	%	Shares of Class B Common Stock	%
Five Percent Holders:
CBRE Acquisition Sponsor, LLC(1)	24,556,012	15.4%	905,625	90.0%
GSO Altus Holdings LP(2)	20,775,125	13.1%	—	—
Gregg J. Felton(3)	13,124,603	8.3%	—	—
Lars R. Norell(4)	28,911,268	18.2%	—	—
Directors and Other Executive Officers			—	—
Anthony P. Savino	3,685,874	2.3%	—	—
Dustin L. Weber(5)	1,786,234	1.1%	—	—
Christine R. Detrick	122,000	*	—	—
Richard N. Peretz	32,500	*	—	—
Diane Brink	—	—	—	—
William F. Concannon(6)	120,628	*	10.062.50	1.0%
Sarah E. Coyne(7)	4,017,628	2.5%	10,062.50	1.0%
Robert M. Horn	—	—	—	—
All Directors and Executive Officers as a Group (ten individuals)	50,460,735	32.6%	20,125	2.0%

(1)
Pursuant to Schedule 13D (Amendment No. 1), filed with the SEC on September 29, 2022, CBRE Acquisition Sponsor LLC has sole voting and dispositive power over such shares of Class A common stock. The sole member of CBRE Acquisition Sponsor, LLC is CBRE Services, Inc., which is a wholly-owned subsidiary of CBRE Group, Inc. CBRE Group, Inc. is a publicly traded company. The business address of each of the entities described in this footnote is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201. Includes 1,811 shares of Class A common stock issued on March 31, 2023, pursuant to the conversion of Class B common stock into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, as set forth in our charter.

(2)	GSO Altus Holdings LP holds sole voting and sole dispositive power over such shares of Class A common stock. GSO Altus Holdings Associates LLC is the general partner of GSO Altus Holdings LP. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by GSO Altus Holdings LP (other than GSO Altus Holdings LP to the extent of its direct holdings). The business address of GSO Altus Holdings LP is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.
(3)	Consists solely of shares of Class A common stock held by Felton Asset Management LLC, for which Mr. Felton is the managing member.
(4)	Consists of shares of Class A common stock held through vehicles or trusts, including: (i) 21,774,907 shares held by Start Capital LLC, for which Mr. Norell is the managing member, (ii) 2,854,545 shares held by Start Capital Trust, for the benefit of Mr. Norell’s children and (iii) an aggregate of 4,281,816 shares held across three irrevocable trusts for the benefit of Mr. Norell’s children.
(5)	58,126 of Mr. Weber’s shares of Class A common stock are restricted until January 19, 2024 and subject to forfeiture.
(6)	Consists of securities held by a family-owned limited liability company. The business address of Mr. Concannon is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.
(7)	Ms. Coyne holds 15,014 shares of restricted stock units (“RSUs”) for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. ValueAct Capital Master Fund, L.P. holds 4,005,128 Class A shares and 10,062.5 Class B shares. Ms. Coyne disclaims beneficial ownership of such shares for purposes of Section 16 under the Exchange Act.

EXECUTIVE OFFICERS
The below table identifies and sets forth certain biographical and other information regarding our executive officers as of March 28, 2023. There are no family relationships among any of our executive officers or directors.

Name	Age	Position
Gregg J. Felton (1)	51	Co-Chief Executive Officer and Director
Lars R. Norell (1)	52	Co-Chief Executive Officer and Director
Anthony P. Savino	65	Chief Construction Officer
Dustin L. Weber	42	Chief Financial Officer

(1) See “Continuing Members of the Board of Directors” for a description of Gregg J. Felton’s and Lars R. Norell’s experience and other biographical information.
Executive Officers
Anthony P. Savino. Mr. Savino is a Co-Founder of the Company and serves as our Chief Construction Officer and leads the Engineering, Construction and Energy Optimization Teams. Prior to co-founding the Company in 2009, Mr. Savino spent his career in architecture, development and construction with over thirty-five years of design and field experience, in commercial and residential projects. In addition to his education and training in architecture, Mr. Savino has completed specialized studies in passive solar, wind and photovoltaic systems. Mr. Savino earned a Bachelor of Architecture degree from the University of Miami with a specialization in Alternate Energy Systems.
Dustin L. Weber. Mr. Weber serves as the Chief Financial Officer of the Company, a position he has held since 2018. As Chief Financial Officer, Mr. Weber oversees the Company’s accounting and finance department. Prior to his role as Chief Financial Officer, Mr. Weber held the position of Managing Director of the Company from 2013 to 2018. Before joining the Company, Mr. Weber worked for seven years on the energy desk at Torus Capital, a multi-strategy trading firm located in New York. At Torus, Dustin focused on the broad energy markets with a specific emphasis on crude oil and natural gas commodities. Dustin holds a Bachelor’s of Science in business from Ferris State University in Michigan.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of the Company’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to the Company and its subsidiaries prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.
For the year ended December 31, 2022, our named executive officers (“Named Executive Officers” or “NEOs”) were:
•Gregg Felton, Co-Chief Executive Officer;
•Lars Norell, Co-Chief Executive Officer;
•Anthony Savino, Chief Construction Officer; and
•Dustin Weber, Chief Financial Officer.
The compensation committee of our Board sets the executive compensation philosophy and oversees and determines the compensation and benefits of our Co-Chief Executive Officers and other executive officers of the Company. The compensation committee also oversees our management equity programs and is committed to providing an executive compensation program that supports the alignment of our management team’s interests with those of our stockholders. With respect to base salaries, annual incentive compensation and long-term incentives, the compensation committee establishes the compensation mix, performance measures, goals, targets and business objectives based on the Company’s competitive marketplace. In setting compensation, the compensation committee receives input from Mercer (US) Inc. (“Mercer”), its compensation consultant, to provide compensation that appropriately attracts, retains, and incentivizes executives who are able to execute on our vision to reduce carbon emissions, increase resilience to climate change and execute our operational plans with a focus on sustainable long-term growth.
In addition to base salary and annual cash bonuses, the Company grants stock-based awards under the 2021 Omnibus Incentive Plan, as amended (the “Incentive Plan”), which include awards with time-based and performance-based vesting. In addition, the NEOs are eligible to participate in the employee stock purchase plan on the same basis as all of our eligible employees. The compensation committee’s focus on stock-based compensation is designed to promote the Company’s interests and align executive incentives with the interests of our stockholders.

Our Board has adopted stock ownership guidelines establishing a minimum stock ownership requirement for executive officers and non-employee directors. Shares unowned outright, shares held in trust for their benefit, shares purchased under the ESPP, and shares underlying vested incentives count towards satisfaction of these Guidelines (as described therein). The table provides the requirements for each of our Co-Chief Executive Officers, other executive officers, and outside directors with respect to minimum ownership of our stock. The Co-Chief Executive Officers, other Named Executive Officers, Christine Detrick, and Richard Peretz are in compliance with these ownership guidelines.

Position	Multiple of annual base salary or annual base cash retainer	Must achieve the applicable multiple by the later of (a)(i) the 2027 annual meeting of stockholders in the case of non-employee directors or (ii) March 24, 2027 and (b) these number of years from the date the person was appointed
Co-Chief Executive Officers	6x	5 years
Other Executive Officers	3x	5 years
Outside Directors	2x	5 years

Until the applicable threshold is met, executive officers and non-employee directors are required to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. Our executive officers will have until the later of March 24, 2027 or five years after the date the person was initially designated an executive officer of the Company to achieve the applicable level of ownership. Our non-employee directors will have until the later of our 2027 annual meeting of stockholders or five years after the date such non-employee director is appointed to achieve the applicable level of ownership. The Company will adopt a clawback policy as required pursuant to SEC rules implementing the incentive-based compensation recovery (clawback) provisions of the Dodd-Frank Act.

We also prohibit our executive officers from engaging in short-term trading, short sales of our securities; purchasing or selling puts, calls or other derivative securities based on our securities; entering into hedging or monetization transactions, holding our securities in margin accounts or pledging our securities as collateral for a loan. See “Prohibition on Hedging and/or Pledging our Common Stock.”
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to the Company during its fiscal years ended on each of December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)

Lars Norell	2022	550,000	- (1)	16,078,943(2)	-	16,628,943
Co-Chief Executive Officer	2021	550,000	861,000	-	-	1,411,000
Gregg Felton	2022	550,000	- (1)	16,078,943(2)	-	16,628,943
Co-Chief Executive Officer	2021	550,000	861,000	-	-	1,411,000
Anthony Savino	2022	350,000	- (1)	1,120,597(3)	-	1,470,597
Chief Construction Officer	2021	325,000	355,000	-	-	680,000
Dustin Weber	2022	350,000	179,718 (1)	1,240,133(4)	-	1,769,851
Chief Financial Officer	2021	350,000	350,000	52,200	-	752,200

(1)
In lieu of cash bonus for 2022, the compensation committee decided, in recognition of Mr. Felton, Mr. Norell, and Mr. Savino’s efforts during 2022 and to further prioritize the Company’s long-term performance, each should receive a grant on March 22, 2023 to align with long term performance, in the form of RSUs vesting 50% on the 1st anniversary and 50% on the 2nd anniversary of the grant date. In lieu of a portion of his cash bonus for 2022, the compensation committee also decided, in recognition of Mr. Weber’s efforts during 2022 and to further prioritize the Company’s long-term performance, that he should receive an equity grant on March 22, 2023 to align with long term performance, in the form of RSUs with similar vesting as well. These awards will be disclosed in next year’s Summary Compensation Table in the “stock awards” column. For further discussion, see “Narrative Disclosure to Summary Compensation Table – Short Term Incentive” below.

(2)
This amount includes the grant of (a) 649,042 RSUs with a grant date fair value of $4,621,179, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027, and (b) 2,596,170 RSUs, with a grant date fair value of $11,457,764, with the vesting as set forth in clause (a) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

(3)
This amount includes the grant of (a) 37,000 RSUs, with a grant date fair value of $263,440, which vest 33.3% on February 15, 2023, 33.33% on February 15, 2024, and 33.34% on February 15, 2025, (b) 34,600 RSUs with a grant date fair value of $509,792, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027, and (c) 138,400 RSUs, with a grant date fair value of $610,805, with the vesting as set forth in clause (b) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with ASC Topic 718 and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

(4)
These amounts reflect the grant of the following (a) 35,000 RSUs, with a grant date fair value of $249,200, which vest 33.3% on February 15, 2023, 33.33% on February 15, 2024, and 33.34% on February 15, 2025, (b) 40,000 RSUs with a grant date fair value of $534,000, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027 and (c) 160,000 RSUs, with a grant date fair value of $706,133, with the vesting as set forth in clause (b) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with ASC Topic 718 and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

Narrative Disclosure to Summary Compensation Table
Short-Term Incentive
The Company provided a short-term cash incentive award to each of Gregg Felton, Lars Norell, Anthony Savino, and Dustin Weber contingent upon the achievement of certain financial and non-financial metrics. Eighty percent (80%) of the award was based on achieving 2022 adjusted EBITDA (the “Financial Portion”) of $60 million and twenty percent (20%) of the award was based on achieving individual non-financial metrics (the “Non-Financial Portion”) based on individual performance and contributions. Mr. Felton and Mr. Norell received 91.7% of the Financial Portion and 85% of the Non-Financial Portion. Mr. Savino and Mr. Weber received 91.7% of the Financial Portion and 100% of the Non-Financial Portion.
However, in lieu of cash bonus for 2022, the compensation committee decided, in recognition of Mr. Felton, Mr. Norell, Mr. Savino’s efforts during 2022 and to further prioritize the Company’s long-term performance for 2022, that each of Mr. Felton and Mr. Norell should receive an equity grant on March 22, 2023 in the form of RSUs vesting 50% on the 1st anniversary and 50% on the 2nd anniversary of the grant date. In lieu of a portion of his cash bonus for 2022, the compensation committee also decided, in recognition of Mr. Weber’s efforts during 2022 and to further prioritize the Company’s long-term performance, that he should receive an equity grant on March 22, 2023 in the form of RSUs vesting 50% on the 1st anniversary and 50% on the 2nd anniversary of the grant date. These awards will be disclosed in next year’s Summary Compensation Table in the “stock awards” column.
Long-Term Incentive
The Company made equity grants to each of Mr. Felton, Mr. Norell, Mr. Savino and Mr. Weber in connection with the Management Equity Incentive Letter described below. The Company did not make any additional new equity grants to each of Mr. Felton, Mr. Norell, Mr. Savino and Mr. Weber in 2022.
Management Equity Incentive Letter Grants to Named Executive Officers
On July 12, 2021, we entered into the Management Equity Incentive Letter, in connection with the merger of the Company with CBRE Acquisition Holdings, Inc., with each of Mr. Felton and Mr. Norell, pursuant to which, on February 15, 2022, the compensation committee granted to

Mr. Felton and Mr. Norell, together with other senior executives, including Mr. Savino and Mr. Weber, RSUs under the Incentive Plan that are subject to time-based vesting and, for our NEOs and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. The RSUs were determined by the compensation committee based on the recommendation of Mercer. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of December 9, 2024, December 9, 2025 and December 9, 2026, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle is $19.53, $24.41, $30.51, respectively). The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted during each of the fiscal years 2022 and 2021, computed in accordance with FASB ASC Topic 718. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards contained in the Notes to Consolidated Financial Statements in our Annual Report. The maximum values of the fiscal year 2022 awards of RSUs which are further conditioned upon a stock price performance hurdle at the grant date assuming that the highest level of performance conditions are attained (and valued based on the closing price on the date of grant) are as follows: Mr. Norell—$18,484,730; Mr. Felton—$18,484,730; Mr. Savino—$985,408; and Mr. Weber—$1,139,200.
Agreements with our Named Executive Officers
Mr. Felton and Mr. Norell. Each of Mr. Felton and Mr. Norell has entered into an employment agreement with the Company, and is presently compensated as described below. Pursuant to the employment agreements, each of Mr. Felton and Mr. Norell receives an annual base salary of $550,000 per year (subject to annual review by the compensation committee) and 25 days of paid vacation per year. For 2022, each of Mr. Felton and Mr. Norell was eligible to receive an annual bonus with a target amount equal to 150% of his annual base salary. Mr. Felton and Mr. Norell did not receive a cash bonus for 2022. Rather, in lieu of cash bonus for 2022, each of Mr. Felton and Mr. Norell received an equity grant on March 22, 2023 valued at $991,475, vesting 50% on the first anniversary and 50% on the second anniversary of the grant date. For further discussion, see “Narrative Disclosure to Summary Compensation Table – Short Term Incentive” above. The compensation committee reviewed and took into consideration the performance evaluations of each of Mr. Felton and Mr. Norell for the year ended 2022 in determining of their annual bonus amounts.

Pursuant to a restrictive covenant agreement that each NEO individually entered into concurrently with their respective employment agreement, each of Mr. Felton and Mr. Norell is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment. In the event Mr. Felton’s or Mr. Norell’s employment is terminated by the Company without cause or either of them resigns for good reason, he is entitled to receive (i) twelve months’ base salary continuation at the rate in effect at the time of such termination of employment; (ii) Company-subsidized COBRA continuation coverage for twelve months following such termination of employment or, if earlier, until he becomes eligible for medical benefits from a subsequent employer; (iii) any earned but unpaid bonus for the year prior to the year in which such termination occurs; and (iv) a prorated bonus for the year in which such termination occurs, based on actual performance, subject, in each case, to his execution of a release of claims and continued compliance with the restrictive covenants described above.
Mr. Savino. We have not entered into an employment agreement with Mr. Savino. Mr. Savino’s current base salary is $370,000. For 2022, Mr. Savino was eligible to receive an annual bonus with a target amount equal to 110% of his annual base salary. Mr. Savino did not receive a cash bonus for 2022. Rather, for 2022, in lieu of a cash bonus, Mr. Savino received an equity grant on March 22, 2023 valued at $478,050, vesting 50% on the 1st anniversary and 50% on the 2nd anniversary of the grant date. For further discussion, see “Narrative Disclosure to Summary Compensation Table – Short Term Incentive” above. The compensation committee reviewed and took into consideration the performance evaluation of Mr. Savino for the year ended 2022 in their determination of his annual bonus amount. We have entered into a restrictive covenant agreement with Mr. Savino relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
Mr. Weber. Altus Power America Management, LLC, an affiliate of the Company, entered into an employment agreement with Mr. Weber. Mr. Weber’s current annual base salary is $370,000. For 2022, Mr. Weber was eligible to receive an annual bonus with a target amount equal to 110% of his annual base salary. For 2022, we paid Mr. Weber an annual bonus of $179,718 and in lieu of a portion of his cash bonus for 2022, Mr. Weber received an equity grant on March 22, 2023 valued at $239,025, vesting 50% on the 1st anniversary and 50% on the 2nd anniversary of the grant date. For further discussion, see “Narrative Disclosure to Summary Compensation Table – Short Term Incentive” above. The compensation committee reviewed and took into consideration the performance evaluation of Mr. Weber for the year ended 2022 in their determination of his annual bonus amount. Pursuant to his employment agreement, Mr. Weber is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
In connection with their employment, each of our NEOs were granted profits interest units and restricted stock units as described below under “—Narrative Disclosure to Equity Compensation Table—Equity Awards.”
Equity
Outstanding Equity Awards at December 31, 2022
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2022.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Gregg Felton (1)	—	—	—	—	—	—	—	3,245,212	21,158,782
Lars Norell (1)	—	—	—	—	—	—	—	3,245,212	21,158,782
Anthony Savino (2)	—	—	—	—	—	—	—	210,000	1,369,200
Dustin Weber (3)	—	—	—	—	—	—	—	235,000	1,532,200

(1)
This amount includes the grant of (a) 649,042 RSUs with a grant date fair value of $4,621,179, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027, and (b) 2,596,170 RSUs, with a grant date fair value of $11,457,764, with the vesting as set forth in clause (a) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with ASC Topic 718, Compensation-Stock Compensation and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

(2)
This amount includes the grant of (a) 37,000 RSUs, with a grant date fair value of $263,440, which vest 33.3% on February 15, 2023, 33.33% on February 15, 2024, and 33.34% on February 15, 2025, (b) 34,600 RSUs with a grant date fair value of $509,792, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027, and (c) 138,400 RSUs, with a grant date fair value of $610,805, with the vesting as set forth in clause (b) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with ASC Topic 718, Compensation-Stock Compensation and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

(3)	These amounts reflect the grant of the following (a) 35,000 RSUs, with a grant date fair value of $249,200, which vest 33.3% on February 15, 2023, 33.33% on February 15, 2024, and 33.34% on February 15, 2025, (b) 40,000 RSUs with a grant date fair value of $534,000, which vest 33.3% on February 15, 2025, 33.33% on February 15, 2026, and 33.4% on February 15, 2027 and (c) 160,000 RSUs, with a grant date fair value of $706,133, with the vesting as set forth in clause (b) and which are further conditioned upon a stock price performance hurdle which will be satisfied if the stock price attains 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively). The amounts in this column represent the fair value of the RSUs as of the grant date as computed in accordance with ASC Topic 718, Compensation-Stock Compensation and SEC disclosure rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of the stock awards contained in note 19 to the Notes to the Consolidated Financial Statements in our Annual Report.

401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits imposed by the U.S. Internal Revenue Code (the “Code”), which are updated annually in accordance with guidance from the U.S. Internal Revenue Service. We have the ability to make matching and discretionary contributions to the 401(k) plan, subject to applicable service-based vesting, but we have not yet done so for any employees, including our NEOs, to date. The 401(k) plan is intended to be qualified under the Code.
Director Compensation
For the year ended December 31, 2022 we paid cash compensation to our non-employee directors for their service on our Board. Our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings. Sharon R. Daley resigned from our Board on January 18, 2023 and Diane D. Brink was appointed to fill the vacancy on January 24, 2023.

Director	Annual Cash Retainer(1)	One-Time Grant of Restricted Stock Units	Annual Grant of Restricted Stock Units(2)	Total
Christine Detrick	$72,009	$100,000	$170,000	$342,009
Richard Peretz	$80,581	$100,000	$75,000	$255,581
William Concannon	$24,308	$100,000	$105,000	$199,308
Sharon Daley	$74,219	$100,000	$75,000	$249,219
Sarah Coyne	$63,616	$100,000	$75,000	$238,616
Robert Horn	--	—	—

(1)    Each of amounts listed in the table reflect cash amounts payable with respect to 2022 to each of our non-employee directors and includes payment for partial month beginning December 9, 2021. Ms. Coyne has assigned all of her compensation as a director to ValueAct Capital Management, L.P. Mr. Horn received no compensation or equity awards for his service on the Board.
(2)    Each of the amounts listed in the table reflect RSUs that were granted made with respect to services for 2022.
Pursuant to offer letters with certain of our non-employee directors (the “Director Offer Letters”), each of Christine Detrick, Richard Peretz, William Concannon, Sharon Daley and Sarah Coyne (a) in 2022 received an annual retainer, payable in equal quarterly installments (and pro-rated for partial years of service), in the amount set forth below, (b) in February 2022 received a one-time grant of RSUs with respect to shares of our Class A common stock to vest in equal annual installments on each of the first two anniversaries of the vesting commencement date and (c) in 2022, received an annual grant of RSUs with respect to shares of our Class A common stock, to vest in full on the first anniversary of the vesting commencement date. Each director was permitted to elect, prior to the commencement of service, to receive a portion of the annual base cash retainer in the form of RSUs; these RSUs vest in full on the first anniversary of the Closing. In this regard, Ms. Detrick elected to receive 40% and Mr. Concannon elected to receive 50% of their respective annual cash retainers in the form of RSUs. Each RSU represents the right to receive one share of our Class A common stock on the applicable vesting date.
The following table sets forth the elements of the cash compensation for each Director based on his or her positions.

	Board or Committee Member	Lead Director or Committee Chair
Annual base cash retainer	$60,000	$100,000
Additional annual cash retainer for compensation committee	$—	$10,000
Additional annual cash retainer for nominating and corporate governance committee	$—	$8,000
Additional annual cash retainer for audit committee	$—	$16,000

As noted in the “Director Compensation” table above, we made a one-time grant of RSUs in the amount of $100,000 to each of our non-employee directors (except Mr. Horn) on our Board during 2022 on February 15, 2022, and to Ms. Brink on her start date, of January 24, 2023. These RSUs for all of the directors other than Ms. Brink will vest in equal installments on each of the first two anniversaries following the Closing, subject to each holder’s continued Board service through each such date. For Ms. Brink, the RSUs will vest in equal installments on each of the first two anniversaries following the her start date, subject to her continued Board service through each such date
Also as noted in the “Director Compensation” table above, on February 15, 2022, we made the 2022 annual grant of RSUs in the following amounts to each of our non-employee directors (except Mr. Horn) in the following amounts: Ms. Detrick, $170,000 ($40,000 of which was allocated from her annual base cash retainer); Mr. Peretz, $75,000; Mr. Concannon, $105,000 ($30,000 of which was allocated from his annual base cash retainer); Ms. Daley, $75,000; and Ms. Coyne, $75,000. These RSUs vested on December 9, 2022. Any further grants in subsequent years will be made with respect to shares of our Class A common stock on terms and conditions comparable to similarly situated directors, at the discretion of the compensation committee of the Board.
Prohibition on Hedging and/or Pledging our Common Stock
We prohibit our directors, executive officers and other employees from engaging in short-term trading, short sales of our securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. We also prohibit our directors, executive officers and other employees from holding our securities in margin accounts or pledging our securities as collateral for a loan.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders:, the Incentive Plan and our Employee Stock Purchase Plan (as amended, our “ESPP”).
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our Class A common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders (1)	—	—	16,901,371
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	16,901,371

(1) Includes our Incentive Plan and our ESPP. For a description of these plans, refer to Note 19 to the historical financial statements included in our Annual Report. Includes 15,007,436 shares of our Class A common stock available for issuance under our Incentive Plan and 3,072,976 shares of our Class A common stock available for issuance under our ESPP. The total number of shares of Class A common stock under the Incentive Plan automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 5% of the number of shares of Class A common stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year. The total number of shares of Class A common stock under the ESPP automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 1% of the number of shares of Class A common stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of the Company's accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and NYSE, the audit committee is composed entirely of members who are independent, as defined by the listing standards of NYSE and the Company's corporate governance guidelines. Further, our Board has determined that Richard N. Peretz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial literacy requirements of the NYSE.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022, with management and Deloitte. Management has the responsibility for the preparation of Altus Power, Inc.’s financial statements, and Deloitte has the responsibility for the audit of those financial statements. The audit committee discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written communication letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Deloitte and the Company and the potential effects of any disclosed relationships on Deloitte’s independence, and discussed with Deloitte its independence. We reviewed with Deloitte their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Deloitte’s audit of the Company's financial statements both with and without management.
The audit committee considered any fees paid to Deloitte for the provision of non-audit related services and does not believe that these fees compromise Deloitte’s independence in performing the audit.
Based on these reviews and discussions with management and Deloitte, we approved the inclusion of Altus Power, Inc.’s audited financial statements in its Annual Report for filing with the SEC.
The audit committee has also appointed Deloitte as the Company's independent registered public accounting firm for fiscal 2023, subject to ratification of the stockholders at the Annual Meeting.

Audit Committee

Richard N. Peretz
Diane D. Brink
Sarah E. Coyne

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”
CBAH Related Party Transactions
Loan Related to Business Combination
Subject to Cash Smith’s continued employment with CBRE through the completion of the Business Combination, CBRE, Inc. loaned Mr. Smith the amount of $1,000,000 within 30 days following the completion of the Business Combination in conjunction with Mr. Smith’s delivery to CBRE a promissory note for that amount, which promissory note (i) is secured by a pledge of all shares of common stock, and warrants to acquire such shares, held by Mr. Smith and issued by CBAH prior to the date of the Business Combination, (ii) provides recourse solely to such pledged shares and warrants, (iii) accrues interest at a rate of interest equal to the applicable federal rate for the month in which the promissory note is made (with interest compounding annually), and (iv) will mature following the delivery of the final Alignment Shares owed to Mr. Smith (with principal and interest due at such time), with mandatory earlier repayment out of the after-tax proceeds Mr. Smith realizes from such pledged shares and warrants. Mr. Smith may prepay all or any portion of the principal and accrued interest due under the promissory note at any time.
The Company’s Related Party Transactions
Transactions with Blackstone and its Subsidiaries
Rated Term Loan
On November 22, 2019, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders (the “Rated Term Loan”). The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (the “2045 Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026, (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the 2045 Final Maturity Date. Interest on the Rated Term Loan accrues quarterly at a blended fixed rate of 3.70%. During the year ended December 31, 2020 the total related party interest expense on the Rated Term Loan was $9.5 million. As of December 31,

2020 interest payable of $2.6 million was due under the Rated Term Loan. On December 22, 2020, APAF upsized the borrowing capacity of the Rated Term Loan to $367.4 million through a tertiary draw commitment agreement. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, consisting of Class A and Class B notes totaling $213.4 million and $149.3 million, respectively, less unamortized debt discount and loan issuance costs totaling $5.9 million.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement (“Amended Agreement”) with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Agreement added an additional $135.6 million (all of which was drawn as of December 31, 2021) to the facility, bringing the aggregate facility to $503 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“2056 Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run Acquisition, and $2.7 million was used to fund the Island Pacific Acquisition (as defined in [Note 7,] “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the 2056 Final Maturity Date.
The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan and included them in Other expenses, net in the consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations in our 2021 Annual Report on Form 10-K.
As of December 31, 2021, the outstanding principal balance of the Amended Rated Term Loan was $500 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
On February 15, 2023, APA Finance III Borrower, LLC (the “Borrower”), and APA Finance III Borrower Holdings, LLC (“Holdings”) entered into a new long-term funding facility under the terms of a Credit Agreement, among the Borrower, Holdings, Blackstone Asset Based Finance Advisors LP, which is an affiliate of the Company, U.S. Bank Trust Company, N.A., as administrative agent, U.S. Bank N.A., as document custodian, and the lenders party thereto (the “Credit Agreement”). This funding facility provides for a term loan of $204 million at a fixed rate of 5.62%, while amounts are outstanding under the term loan. The term loan has an anticipated repayment date of June 30, 2033 (“Anticipated Repayment Date”). The maturity date of the term loan is October 31, 2047. Upon lender approval, the Borrower has the right to increase the funding facility to make additional draws for certain acquisitions of solar assets that otherwise satisfy the criteria for Permitted Acquisitions, as set forth in the Credit Agreement. On February 15, 2023, the Company borrowed $193 million from this facility to fund the True Green II Acquisition (defined in Item 2.01 below) and associated costs and expenses of the True Green II Acquisition, and expects to borrow the remaining $11 million upon the completion of certain development assets of the True Green II Acquisition when they are placed in service (as defined in Note 21, “Subsequent Events,” to our audited consolidated annual financial statements included in the Company’s Annual Report).
Blackstone Secondary Offering
On September 28, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C., as representatives of the several underwriters identified therein (collectively, the “Underwriters”) and GSO Altus Holdings LP (the “Selling Stockholder”), an affiliate of Blackstone, our stockholder, pursuant to which the Selling Stockholder agreed to offer and sell 7,000,000 shares of the our Class A common stock at a public offering price of $11.50 per share. Under the terms of the Underwriting Agreement, the Selling Stockholder had granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Class A Common Stock from the Selling Stockholder at the public offering price less underwriting discounts, which option was exercised. There are no further obligations of the Company under the Underwriting Agreement.
Commercial Collaboration Agreement
In connection with the execution of the Business Combination Agreement, Altus and CBRE, Inc. entered into a commercial collaboration agreement, which we refer to as the “Commercial Collaboration Agreement,” effective upon the Closing, pursuant to which, among other things, CBRE, Inc. will invite Altus to join CBRE, Inc.’s strategic supplier program and CBRE, Inc. will promote Altus as its preferred clean energy renewable provider/partner, CBRE, Inc. and Altus will create a business opportunity referral program with CBRE’s brokers, CBRE, Inc. will reasonably collaborate with Altus to develop and bring to market new products and/or bundles for Altus’s customers, Altus will consider in good faith inviting CBRE, Inc. to become a solar tax equity partner for Altus, on a non-exclusive basis, on market terms to be mutually agreed and CBRE, Inc. will provide, at no cost to Altus, reasonable access to data-driven research and insights prepared by CBRE, Inc. (subject to certain exceptions). To govern CBRE, Inc. and Altus’s activities under the Commercial Collaboration Agreement, the parties have created an executive steering committee comprised of four (4) individuals, with two (2) representatives from CBRE, Inc. and two (2) representatives from Altus. The Commercial Collaboration

Agreement continues for a period of seven (7) years, with automatic one-year renewal periods, unless earlier terminated by either party in accordance with the terms set forth therein. Under the CBRE broker referral program, CBRE’s brokers throughout the United States will be able to submit, through a CBRE website, referrals to clients that may present a potential business opportunity for Altus.
On, December 9, 2022, we amended the Commercial Collaboration Agreement to update Exhibit C thereto regarding the business arrangement and associated fee approach, which provides that CBRE employees, including brokers, non-brokers and other employees who partnered with Altus to bring Altus’s clean electrification solutions to CBRE’s client base, who met certain minimum criteria (“Qualified Referral”) and who documented such Qualified Referral via an executed Development Agreement, would receive a development fee of between $0.015/watt to $0.030/watt depending on the business segment and teams of such CBRE employees.
On, June 13, 2022, Park Avenue Solar Solutions, LLC, a wholly-owned subsidiary of the Company ,entered into a Project Management Master Services Agreement (the “Master Services Agreement”) with CBRE, Inc., whereby CBRE would provide agency development and project management services in order to co-develop with the Company at least 100MW of probability weighted projects that will be financially viable, NTP ready for construction and placed into operation and to pave the way for construction of these projects through build estimates, completing an EPC agreement and completing a playbook to govern future work and onboard new team members. The Company has executed work orders pursuant to the Master Services Agreement, dated June 27, 2022 and November 8, 2022 in connection with U.S. and European, respectively, development project pipelines.
Investor Rights Agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, the Sponsor, certain officers of CBAH, Altus, Blackstone, the Founders (as defined therein) and certain other officers of Altus and their affiliated trusts and vehicles entered into an Investor Rights Agreement the “Investor Rights Agreement”), which provides for, among other things, certain registration rights. In addition, Blackstone has a right to nominate one director to the CBAH board of directors for so long as it and its permitted transferees hold at least 5% of the outstanding shares of Class A common stock. The Sponsor has the right to appoint the Class B director for so long as any shares of Class B common stock remain outstanding, and upon the conversion of all shares of Class B common stock to Class A common stock, Sponsor has the right to nominate one director to the Board so long as Sponsor continues to meet certain ownership requirements with respect to the Class A common stock as set forth therein.
Brokerage Transaction
CBRE, Inc. received a customary brokerage commission to be paid by the landlord in connection with Altus’ entry into and possible future extension of its headquarters lease in Stamford, Connecticut. Further, the Company intends to pay CBRE a brokerage fee to fund a subtenant in the Company’s former headquarters. The Company signed an agreement on February 9, 2022 with CBRE, whereby particular CBRE brokers would represent Altus in the acquisition of land in the U.S., at least 5 acres in size, that have solar or wind facilities which are either in construction or already operational, for a brokerage commission.
Letter of Intent with Tramwell Crow
Tramwell Crow Company, a wholly-owned subsidiary of CBRE, signed a letter of intent on March 15, 2022 with the Company to evaluate the inclusion of solar power generation, battery storage and EV charging across their buildings that are "in process" of being built. This represents an opportunity of up to 300 MW.
Leases with CBRE Investment Management Entities
A subsidiary of the Company signed solar site lease agreements on March 22, 2022 with four CBRE Investment Management entities with respect to four buildings located throughout Aberdeen and North East, Maryland, to lease rooftop space which provides an aggregate capacity of approximately 17.2 MW of solar power.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with the Business Combination, Altus entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements, Altus’s restated certificate of incorporation and second amended and restated bylaws require that Altus indemnify its directors to the fullest extent permitted by Delaware law. Subject to certain limitations, the second amended and restated bylaws will also require Altus to advance expenses incurred by its directors and officers. Altus also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Other Related Party Transactions
The Company has an employee who is the daughter of Mr. Savino, Chief Construction Officer. The employee reports indirectly to Mr. Savino but he does not control her compensation and she has been an employee of the Company since 2014, prior to the Business Combination. The employee’s aggregate compensation for 2022 was over $120,000.

The Company has retained Cozen O’Connor, via an engagement letter, whereby Cozen O’Connor provides legal services, in particular, with respect to Exchange Act reporting, corporate governance and securities compliance matters. Melissa Boulan, Chief People Officer’s brother, John Gallaghan, is a Member of Cozen O’Connor in the Subrogation & Recovery and Self-insured Recovery practice areas. Mr. Gallaghan does not work on matters for the Company, his practice is unrelated to the work that the Company requires and he is not involved in the negotiation of the engagement letter with the Company.
Registration Rights
Certain holders of our Class A common stock and Alignment Shares have registration rights that require us to register a sale of any of our securities held by them. These holders are entitled to make demands that we register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses incurred in connection with filing any such registration statements.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions. It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of our voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our audit committee (or to another independent body of the Board) for review. To identify related person transactions in advance, Altus expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Altus than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter, the audit committee of our Board has selected the firm of Deloitte, an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. Deloitte served as Altus’ independent registered public accounting firm for the audit of its financial statements for the fiscal years ending December 31, 2022 and 2021. We are not required to have the stockholders ratify the appointment of Deloitte as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of Deloitte, but ultimately may decide to retain Deloitte as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Before selecting Deloitte, the audit committee carefully considered that firm’s qualifications to serve as an independent registered public accounting firm for the Company. This included a review of its performance for Altus in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with Deloitte in all of these respects.
Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Fees and Services
Audit and other fees billed to us by Deloitte for the fiscal years ended December 31, 2022 and December 31, 2021 are as follows:

	Fiscal Year Ended 2022	Fiscal Year Ended 2021
Audit Fees	$ 2,254,340	$1,615,000
Audit-Related Fees	$ 170,000	$10,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,424,340	$1,625,000

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements as well as reviews of quarterly financial statements included in quarterly reports on Form 10-Q. The aggregate fees of Deloitte related to audit and review services for the year ended December 31, 2022 totaled $2,254,340. The aggregate fees of Deloitte related to audit services in connection with our initial public offering and business combination in addition to other audit services for the year ended December 31, 2021 totaled $1,615,000.
Audit-Related Fees. Audit-related fees consist of fees billed for services that are normally provided in connection with regulatory filings as well as assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include services provided in connection with SEC filings, including consents and comfort letters. The aggregate audit-related fees totaled $170,000 for the year ended December 31, 2022. The aggregate audit-related fees totaled $10,000 for the year ended December 31, 2021.

Tax Fees. We did not compensate Deloitte for tax return services, planning and tax advice for each of the year ended December 31, 2022 and December 31, 2021.
All Other Fees. We did not pay Deloitte for any other services for each of the year ended December 31, 2022 and December 31, 2021.
Change in Independent Registered Public Accounting Firm
Dismissal of KPMG LLP
In connection with the Closing of the Business Combination where CBRE Acquisition Holdings, Inc. (“CBAH”) became Altus Power, Inc. on December 9, 2021, KPMG was dismissed as our independent registered public accounting firm. This decision was approved by the Board.
The report of KPMG on CBAH’s financial statements as of December 31, 2020 and for the period from October 13, 2020 (inception), to December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope or accounting principles.
During CBAH’s period ended December 31, 2020, and the subsequent interim period through December 9, 2021, there were no disagreements between CBAH and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report.
During CBAH’s period ended December 31, 2020, and the subsequent interim period through December 9, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that for the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of CBAH concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as a result of the adjustment of its financial statements as of and for such period for the accounting for certain complex financial instruments, including the redeemable warrants. Based on the foregoing, it was determined that CBAH had a material weakness as of March 31, 2021 relating to its internal controls over financial reporting. As of June 30, 2021, based on an assessment performed by CBAH management, it was determined that the material weakness identified in CBAH’s internal control over financial reporting had been remediated.
In connection with its dismissal, the Company provided KPMG with a copy of the foregoing disclosures and had requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of KPMG’s letter dated December 13, 2021 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed on December 14, 2021.

Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of Deloitte. Abstentions will have no effect on the results of this vote.
Our Board recommends that you vote FOR the proposal to ratify Deloitte as the Company’s registered independent public accounting firm for 2023 (Proposal 2).

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2022, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2022, except that Mr. Concannon filed a late Form 4 for an April 8, 2022 transaction in the Company’s Class A common stock.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902 no later than December 13, 2023, which is one hundred twenty (120) days prior to May 22, 2024.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our second amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902. To be timely for the 2024 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before January 23, 2024 or after February 22, 2024, which is not later than one hundred twenty (120) days prior to the 2024 annual meeting, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2024 annual meeting of stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days from the anniversary date of the previous year’s annual meeting, we must receive the notice on or before ten (10) days after the day on which the date of the 2024 annual meeting is first disclosed in a public announcement. Such notice must provide the information required by our second amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2024 annual meeting.
Universal Proxy Card. In addition to complying with the deadlines set forth above, to comply with the universal proxy rules of the SEC, stockholders intending to solicit proxies in support of director nominees (other than nominees of the Board) for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and postmarked or transmitted electronically no later than March 23, 2024; except that, if the date of the 2024 annual meeting of stockholders has changed by more than thirty (30) days from the previous year, then such notice must be provided by the later of sixty (60) days prior to the date of the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

ANNUAL REPORT
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s Annual Report to stockholders a copy of the Company’s Annual Report, which was filed with the SEC for the fiscal year ended December 31, 2022. Please address all requests to:
Sophia Lee, Corporate Secretary
Altus Power, Inc.
2200 Atlantic Street, 6th Floor
Stamford, CT 06902

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. On or about April 12, 2023, we will begin mailing such Notice to all stockholders entitled to vote at the Annual Meeting informing them that our Proxy Statement, Annual Report and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. Our Proxy Statement for the 2023 Annual Meeting of Stockholders, Proxy Card and Annual Report are available at https://investors.altuspower.com

HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of proxy materials was delivered. You may make a written or oral request by sending a notification to the Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ALTUS POWER, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting.
To attend the annual meeting, visit:
https://cstproxy.com/altuspower/2023

MOBILE VOTING –
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

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PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
1a. Christine R. Detrick **1b.** Robert M. Horn	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Ratification of Deloitte & Touche LLP as Altus Power, Inc.'s independent registered public accounting firm.	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________**2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

To view the 2023 Proxy Statement, 2022 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/altuspower/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ALTUS POWER, INC.

The undersigned appoints Sophia Lee and Dustin Weber as proxies, with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Altus Power, Inc. held of record by the undersigned at the close of business on March 28, 2023 at the Annual Meeting of Stockholders of Altus Power, Inc. to be held on May 22, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on reverse side)